Exhibit 99.1

Innovative Software Technologies Announces
Engagement of Auditors.

Tampa, FL, October 1, 2013 (GLOBE NEWSWIRE) -- Innovative Software Technologies, Inc. (OTC: INIV.PK), ("Innovative" or the "Company") announces the engagement of Kingery & Crouse, P.A. as its auditors.  Kingery & Crouse is an experienced, full service Public Company Accounting Oversight Board ("PCAOB") registered public accounting firm that serves clients across the United States as well as internationally.  Kingery & Crouse is headquartered in Tampa, Florida.

Peter Peterson, Chief Executive Officer of Innovative, said, "I am delighted to be working with Kingery & Crouse and I look forward to bringing the Company into compliance with the reporting requirements of the Securities and Exchange Commission."

About Innovative Software Technologies
Innovative Software Technologies, Inc.'s (www.inivcompanies.com) mission is to find and bring to market cutting edge technologies that are synergistic with the company's current technologies and that are market ready. Innovative, through its Opt-in SMART offering (www.optinsmart.com), is a fully integrated Social Marketing And Retention Technology platform that gives businesses an easy to use, affordable, and centralized marketing solution, helping small to medium-sized businesses acquire, maintain and retain customers via the Internet. The Opt-in SMART platform includes local listings; citation management; email, text message, and video marketing; reputation management; social media tools; and review and posting management. Innovative delivers these solutions through a combination of its proprietary technology platform, its direct "feet on the street" sales force of Internet Marketing Consultants, and through select third party agencies and resellers. Innovative Software Technologies, Inc. is headquartered in Tampa, Florida and trades on the pink sheets under the symbol INIV.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations Contact:
Innovative Software Technologies, Inc.
Peter Peterson
813-448-6794
PPeterson@inivcompanies.com

Source: Innovative Software Technologies, Inc.